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                                                                       Exhibit 5



                                                                    614-464-6400


                                                  _______ __, 1998

Enfin, Inc.
6150 Enterprise Parkway
Solon, OH  44139

                  Re:  Merger of Enfin, Inc. with Second Bancorp Incorporated

Gentlemen:

                  We have acted as special counsel for Second Bancorp Incorporated, an Ohio corporation and bank holding company (the "Corporation"), in connection with the proposed acquisition by the Corporation of Enfin, Inc., an Ohio corporation ("Enfin"), through the merger of Enfin with and into the Corporation. This merger is referred to in this opinion as the "Merger".

                  In connection therewith, we have examined the original or a copy of the following:

                   1. The Agreement and Plan of Merger (the "Merger Agreement"), dated April 1, 1998, by and between the Corporation and Enfin;

                   2. A Certificate of Good Standing as to the Corporation issued by the Ohio Secretary of State as of _____________;

                   3. A Certificate of the Chairman and Secretary of the Corporation as to factual matters.

We have also examined such authorities of law as we have deemed relevant as a basis for this opinion. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

                  In our examinations and in rendering the opinions set forth below, we have assumed, without verification or investigation: (A) the genuineness of all signatures on all documents, other than those on behalf of the Corporation; (B) the authenticity of all documents submitted to us as originals and, except with respect to the documents referred to in (D) below, due authorization, completion, execution, acknowledgment and delivery thereof;
(C) the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies; (D) the due and effective authorization, completion, execution and delivery by Enfin of the Merger Agreement; (E) that Enfin has full power, authority and legal right under its governing documents, corporate legislation and the laws of its jurisdiction of incorporation to enter into and perform its respective obligations under such document(s); (F) that the Merger Agreement constitutes valid and binding obligations of Enfin, enforceable against Enfin in accordance with its terms;
(G) the correctness and completeness of all statements of fact set forth in certificates and other documents examined and relied on by us in connection with the rendering of this opinion, including without limitation certificates of officers of the Corporation and public officials; and (H) that the performance by Enfin under the Merger Agreement will be performed in accordance with applicable law.


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                  Whenever any matter is indicated to be "to our knowledge", or qualified by words of similar import, we are referring to the actual knowledge of the Vorys, Sater, Seymour and Pease LLP attorneys who have represented the Corporation in connection with the execution and delivery of the Merger Agreement. Except as to matters within our actual knowledge, as to factual matters relevant to our opinion, we have relied solely upon certificates of officers of the Corporation and public officials. We have not undertaken any examination or inquiry to determine the existence or absence of any facts other than that recited herein, and no inference as to our knowledge concerning such facts should be drawn.

                  By the phrase "validly authorized by all necessary corporate action of the Corporation", we mean all necessary corporate action of the Corporation under Ohio Revised Code ("ORC") Ch. 1701 (the Ohio General Corporation Law) and the Articles and Regulations of the Corporation. By the phrase "corporate power and authority", we mean power and authority under ORC Ch. 1701 and the Articles and Regulations of the Corporation. As to questions of fact relevant to our opinion regarding the good standing of the Corporation, we have relied solely on the certificates of the Ohio Secretary of State described at items __ through __ above.

                   Based upon and subject to the foregoing and the further limitations, qualifications and exceptions set forth herein, as of the date hereof, we are of the opinion that:

                   1. The Corporation is a corporation validly existing under the laws of the State of Ohio and in good standing on the records of the Secretary of State of Ohio.

                   2. The execution and delivery of, and the performance of its obligations under, the Merger Agreement are validly authorized by all necessary corporate action of the Corporation. The Agreement has been validly executed and delivered by the Corporation. The Agreement constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms.

                   3. The execution and delivery of the Agreement by the Corporation and the consummation and performance thereof do not violate any provision of either the Corporation's articles or regulations and do not violate any order, writ, judgment, injunction, decree, determination or award which is presently in effect and known by us and to which the Corporation or its subsidiary is a party.

                   4. No authorization or approval of any governmental department, agency or instrumentality of the United States or of any state which has not been obtained by the Corporation is necessary for the execution or delivery of, or the performance of its obligations under, the Agreement by the Corporation or otherwise is necessary to effect the Merger in accordance with the terms of the Agreement.

                   5. The Shares to be issued in connection with the Merger in accordance with Article Two of the Agreement, when so issued, will be duly authorized, validly issued, fully paid, non-assessable, and issued free of preemptive rights of any person.

                  Our opinions expressed herein are qualified to the extent that the validity, binding nature and enforceability of any of the terms of the Plan and the Merger Agreement may be limited or otherwise affected by: (A) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and the obligations of debtors; (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law; (C) the availability of the remedy of specific enforcement or injunctive or other equitable



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relief, as such remedies are subject to standards of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought; and (D) limitations of public policy.

                  In addition, we express no opinion as to the enforceability of rights, provisions or interests to the extent, if any, dependent upon the enforceability of any provision for the award of attorneys' fees to an opposing party.

                  This opinion is limited to the laws of the United States and the State of Ohio having effect as of the date hereof. This opinion is furnished by us to Enfin pursuant to Section 9.02(d) of the Merger Agreement, solely in that connection, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever. Without limiting the foregoing, this opinion may not be assigned, used, circulated, quoted or otherwise referred to by you for any other purpose without our specific prior written consent.

                  We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to us in the Prospectus Information Statement under the caption "Legal Matters."

                                         Very truly yours,





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                                         VORYS, SATER, SEYMOUR AND PEASE LLP




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